Exhibit 4(d)

                                                 CONFORMED COPY

           AMENDED AND RESTATED INVENTORY CREDIT AGREEMENT

         AMENDED AND RESTATED INVENTORY CREDIT AGREEMENT dated as of June 17, 1999 among BETHLEHEM STEEL CORPORATION, the Lenders listed on the signature pages hereof and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent and Structuring and Collateral Agent.

                        W I T N E S S E T H :

         WHEREAS, the parties hereto have heretofore entered into an Inventory Credit Agreement dated as of September 12, 1995, which was amended and restated by an Amended and Restated Inventory Credit Agreement dated as of June 5, 1997 and an Amended and Restated Inventory Credit Agreement dated as of June 19, 1998 (as so amended and restated, the "Agreement"), and

         WHEREAS, the parties hereto desire to amend the Agreement to increase the aggregate Commitments (as defined in the Agreement) from $260,000,000 to $320,000,00 and to restate the Agreement in its entirety to read as set forth in the Agreement with the amendments specified below;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1.  Definitions; References.  Unless otherwise
                     -----------------------
specifically defined herein, each capitalized term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the effective date hereof refer to the Agreement as amended and restated hereby.



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         SECTION 2.  Amendments to Definitions.  Section 1.1 of the
                     -------------------------
Agreement is amended as follows:

         (i) The definition of "Borrower's 1997 Form 10-K" is amended by replacing "1997" in each place where it appears with "1998".

         (ii) The definition of "Borrower's Latest Form 10-Q" is amended by replacing "1998" with "1999".

         (iii) The definition of "Eligible Inventories" is amended by replacing "1997" with "1998".

         (iv) The definition of "Borrowing Base" is amended by changing clause (x) therein to read as follows:

              "(x) the Borrowing Base shall at no time exceed an amount equal to the product of 1.4 times the Receivables
         Maximum Purchase Price at such time."

         (v) Clause (i) of the definition of "Commitment" is superceded by the provisions of Section 5 of this Amendment and Restatement.

         SECTION 3.  Amendment to Conditions to Borrowings.  Section
                     -------------------------------------
3.2(c) of the Agreement is amended by changing clause (ii) therein to read as follows:

              "(ii) the product of 1.4 times the Receivables Maximum Purchase Price;"

         SECTION 4.  Updated and Amended Representations.  (a) Each
                     -----------------------------------
reference to "1997" in Section 4.4(a) of the Agreement is changed to "1998".

         (b) Each reference to "March 31, 1998" in Section 4.4 of the Agreement is changed to "March 31, 1999".

         (c) Article 4 of the Agreement is amended by adding thereto a new Section 4.10 reading as follows:

              Section 4.10. Year 2000. The Borrower represents and warrants that the computer applications of the Borrower material to the conduct of its businesses and operations, considered as a whole, recognize and perform date sensitive functions involving dates prior to and after December 31, 1999.

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         SECTION 5.  Changes in Commitments.  With effect from and
                     ----------------------
including the 1999 Effective Date (as defined in Section 8 of this Amendment and Restatement), (i) each Person listed on the signature pages hereof that is not a party to the Agreement (a "New Lender") shall become a Lender party to the Agreement and (ii) the Commitment of each Lender shall be the amount set forth opposite the name of such Lender on the signature pages hereof. The calculation of accrued Fees payable to each Lender on the first Quarterly Date or other date after the 1999 Effective Date on which Fees are payable shall reflect any additions to and changes in the Commitments of the Lenders made pursuant to this Section 5 and, notwithstanding the provisions of
Section 2.13 of the Agreement, shall be paid to each Lender accordingly. If Loans are outstanding on the 1999 Effective Date and, as a result of additions to and changes in the Commitments of the Lenders, such Loans are not held by the Lenders ratably in proportion to their Commitments, the Lenders (including New Lenders) shall, as appropriate, buy and sell such Loans such that, after giving effect to such purchases, such Loans are held ratably, and Section 2.14 of the Agreement shall apply to any such purchases.

         SECTION 6.  Representations and Warranties.  The Borrower
                     ------------------------------
hereby represents and warrants that as of the 1999 Effective Date
(after giving effect hereto):

         (a) no Default, Increased Coverage Event or Potential
Termination Event or Termination Event (as such latter two terms are defined in the Receivables Purchase Agreement) will have occurred and be continuing;and

         (b) each representation and warranty of the Borrower set forth in the Agreement, after giving effect to this Amendment and Restatement, will be true and correct.

         SECTION 7.  Governing Law.  This Amendment and Restatement
                     -------------
shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 8.  Counterparts; Effectiveness.  This Amendment and
                     ---------------------------
Restatement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment and Restatement shall become effective as of the date (the "1999 Effective Date", which must be not later than June 30, 1999) on which each of the following conditions shall have been satisfied:

              (i) receipt by the Administrative Agent of duly executed counterparts hereof signed by each of the parties hereto (or, in the case of any Lender as to which an executed counterpart shall not have been

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received, the Agent shall have received telegraphic, telex or other written confirmation from such Lender of execution of a counterpart hereof by such Lender) with the endorsed acknowledgment and agreement of each Special Purpose Member, as provided on the signature pages hereof;

         (ii) receipt by the Administrative Agent of Notes for the New
Lenders;

         (iii) receipt by the Administrative Agent of (x) a certificate of the secretary or an assistant secretary of the Borrower certifying as of the 1999 Effective Date (A) as to no amendments to the certificate of incorporation or By-laws of the Borrower and (B) as to no liquidation or dissolution proceeding; (y) the certificate of incorporation of the Borrower certified as of a date reasonably near the 1999 Effective Date by the Secretary of State of the State of Delaware; and (z) a good standing certificate for the Borrower issued by the Secretary of State of the State of Delaware, dated a date reasonably near the 1999 Effective Date;

         (iv) receipt by the Administrative Agent of opinions of counsel reasonably satisfactory to the Administrative Agent;

         (v) receipt by the Administrative Agent of a certificate dated the 1999 Effective Date signed by the Chief Financial Officer, Treasurer or Controller of the Borrower as to the accuracy of the representations and warranties set forth in Section 6 of this Amendment and Restatement;

         (vi) receipt by the Administrative Agent for the account of each Lender of an amendment fee in an amount equal to 0.1% of such Lender's Commitment as set forth on the signature pages hereto; and

         (vii) the Amendment and Restatement dated as of June 17, 1999 of the Receivables Purchase Agreement shall have become, or concurrently shall become, effective.

The Administrative Agent shall promptly notify the Borrower and the Lenders of the effectiveness of this Amendment and Restatement, and such notice shall be conclusive and binding on all parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Restatement to be duly executed by their respective authorized officers as of the day and year first above written.

                    BETHLEHEM STEEL CORPORATION


                    By: /s/ Gary L. Millenbruch
                        -----------------------------------
                        Title: EVP, Chief Financial Officer
                               and Treasurer
                               1170 Eighth Avenue
                               Bethlehem, PA 18016

                               Telephone: (610) 694-2603
                               Facsimile: (610) 694-1258
                               Attention: Leonard M. Anthony


ACKNOWLEDGED AND AGREED:

BETHLEHEM STEEL CREDIT AFFILIATE ONE, INC.


By /s/ Gary L. Millenbruch
   ------------------------------------
   Title: Authorized Agent

5111 North Point Boulevard
Sparrows Point, MD 21219-1014

Telephone: 410-388-7781
Facsimile: 410-388-7783
Attention: D.K. Schoenen, President


BETHLEHEM STEEL CREDIT AFFILIATE TWO, INC.


By /s/ Gary L. Millenbruch
   --------------------------------------
   Title: Authorized Agent

5111 North Point Boulevard
Sparrows Point, MD 21219-1014

Telephone: 410-388-7781
Facsimile: 410-388-7783
Attention: D.K. Schoenen, President

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           Signature page to June 17, 1999 Bethlehem Steel
           Amended and Restated Inventory Credit Agreement


                                 MORGAN GUARANTY TRUST
                                 COMPANY OF NEW YORK,
                                   as Administrative Agent,
                                   Structuring and Collateral Agent,
                                   and L/C Issuing Bank


                                 By: /s/ Robert S. Jones
                                     -------------------------------
                                     Title: Vice President

                                     60 Wall Street
                                     New York, NY 10260

                                     Telephone:
                                     Facsimile:
                                     Attention:

           Signature page to June 17, 1999 Bethlehem Steel
Amended and Restated Inventory Credit Agreement


                             THE CHASE MANHATTAN BANK,
                               as L/C Issuing Bank


                             By: /s/ James H. Ramage
                                 --------------------------
                                 Title: Vice President

           Signature page to June 17, 1999 Bethlehem Steel
           Amended and Restated Inventory Credit Agreement


                             THE LONG-TERM CREDIT BANK OF
                               JAPAN, LTD., as L/C Issuing Bank


                             By: /s/ Gregory L. Hong
                                 --------------------------
                                 Title: Deputy General Manager

           Signature page to June 17, 1999 Bethlehem Steel
           Amended and Restated Inventory Credit Agreement

Commitment: $38,787,878.79   MORGAN GUARANTY TRUST
                               COMPANY OF NEW YORK


                             By: /s/ Robert S. Jones
                                 --------------------------
                                 Title: Vice President

           Signature page to June 17, 1999 Bethlehem Steel
           Amended and Restated Inventory Credit Agreement

Commitment: $28,166,666.67   THE LONG-TERM CREDIT BANK OF
                               JAPAN, LTD.


                             By: /s/ Gregory L. Hong
                                 --------------------------
                             Title: Deputy General Manager

           Signature page to June 17, 1999 Bethlehem Steel
           Amended and Restated Inventory Credit Agreement

Commitment: $29,090,909.09   THE CHASE MANHATTAN BANK


                             By: /s/ James H. Ramage
                                 --------------------------
                                 Title: Vice President

           Signature page to June 17, 1999 Bethlehem Steel
           Amended and Restated Inventory Credit Agreement

Commitment: $24,242,424.24   FIRST UNION NATIONAL BANK
                               (successor to Corestates Bank, N.A. )


                             By: /s/ William M. Hogan
                                 -------------------------------
                                 Title: Vice President

           Signature page to June 17, 1999 Bethlehem Steel
           Amended and Restated Inventory Credit Agreement

Commitment: $24,242,424.24   THE BANK OF NEW YORK


                             By: /s/ Walter C. Parelli
                                 --------------------------
                                 Title: Vice President

           Signature page to June 17, 1999 Bethlehem Steel
           Amended and Restated Inventory Credit Agreement

Commitment: $24,242,424.24   UBS AG, Stamford Branch


                             By: /s/ Philippe R. Sandmeier
                                 --------------------------
                                 Title: Director


                             By: /s/ Paula Mueller
                                 --------------------------
                                 Title:

           Signature page to June 17, 1999 Bethlehem Steel
           Amended and Restated Inventory Credit Agreement

Commitment: $21,818,181.81   THE FIRST NATIONAL BANK
                               OF CHICAGO

                             By: /s/ Jeffrey Lubatkin
                                 --------------------------
                                 Title: Vice President

           Signature page to June 17, 1999 Bethlehem Steel
           Amended and Restated Inventory Credit Agreement


Commitment: $38,787,878.79   BANK OF AMERICA NT & SA


                             By: /s/ Thomas Blake
                                 --------------------------
                                 Title: Senior Vice President

           Signature page to June 17, 1999 Bethlehem Steel
           Amended and Restated Inventory Credit Agreement


Commitment: $17,893,939.40   SALOMON BROTHERS HOLDING
                             COMPANY INC.


                             By: /s/ Timothy L. Freeman
                                 --------------------------
                                 Title: Managing Director

           Signature page to June 17, 1999 Bethlehem Steel

Amended and Restated Inventory Credit Agreement

Commitment: $14,545,454.55   CIETE GENERALE


                             By: /s/Joseph A. Philbin
                                 --------------------------
                                 Title: Director

                Signature page to June 17, 1999 Bethlehem Steel
                Amended and Restated Inventory Credit Agreement

Commitment: $12,121,212.12   BANK AUSTRIA CREDITANSTALT
                             CORPORATE FINANCE, INC. (as
                             assignee from Bank Austria AG)


                             By: /s/ Amy Rick
                                 --------------------------
                                 Title: Vice President


                             By: /s/ Frederic W. Hall
                                 --------------------------
                                 Title: Vice President

                Signature page to June 17, 1999 Bethlehem Steel
                Amended and Restated Inventory Credit Agreement

Commitment: $12,121,212.12   SUMMIT BANK


                             By: /s/ David B. Kennedy
                                 --------------------------
                                 Title: Regional Vice President

                Signature page to June 17, 1999 Bethlehem Steel
                Amended and Restated Inventory Credit Agreement

Commitment: $12,121,212.12   THE SUMITOMO BANK, LIMITED
                               NEW YORK BRANCH


                             By: /s/ C. Michael Garrido
                                 --------------------------
                                 Title: Senior Vice President

                Signature page to June 17, 1999 Bethlehem Steel
                Amended and Restated Inventory Credit Agreement


Commitment: $12,121,212.12   WILMINGTON TRUST


                             By: /s/ Joseph M. Finley
                                 --------------------------
                                 Title: Vice President

                Signature page to June 17, 1999 Bethlehem Steel
                Amended and Restated Inventory Credit Agreement


Commitment: $9,696,969.70    THE INDUSTRIAL BANK OF JAPAN,
                               LIMITED


                             By: /s/ John Dippo
                                 --------------------------
                                 Title: Senior Vice President

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